United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                             September 10, 2007
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware (State or other jurisdiction of incorporation)	13-2637623 (I.R.S. Employer Identification Number)

666 Third Avenue
                     New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01     Other Events.

On September 10, 2007, Overseas Shipholding Group, Inc. ("OSG") issued a press release announcing the naming of the LNG carrier Al Gattara, the first in a series of four sister Q-Flex Liquefied Natural Gas (LNG) carriers to be delivered to OSG Nakilat, the joint venture between OSG and Qatargas Transport Company (Nakilat). The Al Gattara was constructed at the Hyundai Heavy Industries shipyard in Ulsan, South Korea. On September 11, 2007, the second Q-Flex LNG carrier in the new fleet, the Tembek, constructed at the Samsung Heavy Industries shipyard in Geoje Island, South Korea, will be named.

OSG's Q-Flex LNG carriers employ some of the most advanced technology currently available, including a first-of-its-kind on-board reliquefaction plant, which cools boil-off gas and converts it back to liquid to return to the tanks. Safety features include redundant systems such as dual propellers and rudders and environmentally friendly, low-emission electronically controlled diesel engines.

A copy of the press release is attached to this Report as Exhibit 99.1 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01    Financial Statements and Exhibits.

(d) Press Release of OSG dated September 10, 2007.

Exhibit No.	Description
99.1	Press Release of OSG dated September 10, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

By: /s/James I. Edelson
Name: James I. Edelson Title: General Counsel and Secretary

Date: September 12, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of OSG dated September 10, 2007